Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.

NON-GAAP MEASURES & KEY METRICS

(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended				
	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Key Metrics					
Total Markets (at period end)	50	53	53	53	53
Total Revenue	$ 870	$ 980	$ 1,976	$ 3,120	$ 2,857
Gross profit	$ 72	$ 96	$ 149	$ 170	$ 71
Net (loss) income	$ (91)	$ (106)	$ 23	$ (101)	$ (399)
Inventory (at period end)	$ 1,775	$ 1,311	$ 1,149	$ 2,118	$ 4,460
Non-GAAP Financial Measures					
Adjusted Gross Profit (Loss)	$ 66	$ 84	$ 7	$ (102)	$ (92)
Selling Costs	(26)	(28)	(58)	(85)	(78)
Holding Costs	(10)	(13)	(39)	(54)	(37)
Contribution Profit (Loss)	$ 30	$ 43	$ (90)	$ (241)	$ (207)
Adjusted EBITDA	$ (69)	$ (49)	$ (168)	$ (341)	$ (351)
Adjusted Net Loss	$ (97)	$ (75)	$ (197)	$ (409)	$ (467)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	8.3 %	9.8 %	7.5 %	5.4 %	2.5 %
Adjusted Gross Profit (Loss)	7.6 %	8.6 %	0.4 %	(3.3)%	(3.2)%
Contribution Profit (Loss)	3.4 %	4.4 %	(4.6)%	(7.7)%	(7.2)%
Net (loss) income	(10.5)%	(10.8)%	1.2 %	(3.2)%	(14.0)%
Adjusted EBITDA	(7.9)%	(5.0)%	(8.5)%	(10.9)%	(12.3)%
Adjusted Net Loss	(11.1)%	(7.7)%	(10.0)%	(13.1)%	(16.3)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	4,007	3,558	6,261	12,788	16,873
Homes Purchased	3,683	3,136	2,680	1,747	3,427
Homes Sold	(2,364)	(2,687)	(5,383)	(8,274)	(7,512)
Homes in Inventory (at period end)	5,326	4,007	3,558	6,261	12,788

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 REVENUE $ 870 $ 2,857 $ 6,946 $ 15,567 COST OF REVENUE 798 2,786 6,459 14,900 GROSS PROFIT 72 71 487 667 OPERATING EXPENSES: Sales, marketing and operations 89 194 486 1,006 General and administrative 48 23 206 346 Technology and development 46 48 167 169 Goodwill impairment — 60 — 60 Restructuring 4 17 14 17 Total operating expenses 187 342 873 1,598 LOSS FROM OPERATIONS (115) (271) (386) (931) GAIN (LOSS) ON EXTINGUISHMENT OF DEBT 34 (25) 216 (25) INTEREST EXPENSE (37) (113) (211) (385) OTHER INCOME (LOSS) – Net 27 10 107 (10) LOSS BEFORE INCOME TAXES (91) (399) (274) (1,351) INCOME TAX EXPENSE — — (1) (2) NET LOSS $ (91) $ (399) $ (275) $ (1,353) Net loss per share attributable to common shareholders: Basic $ (0.14) $ (0.63) $ (0.42) $ (2.16) Diluted $ (0.14) $ (0.63) $ (0.42) $ (2.16) Weighted-average shares outstanding: Basic 672,662 634,595 657,111 627,105 Diluted 672,662 634,595 657,111 627,105

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) December 31, 2023 December 31, 2022 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 999 $ 1,137 Restricted cash 541 654 Marketable securities 69 144 Escrow receivable 9 30 Real estate inventory, net 1,775 4,460 Other current assets ($0 and $1 carried at fair value) 52 41 Total current assets 3,445 6,466 PROPERTY AND EQUIPMENT – Net 66 58 RIGHT OF USE ASSETS 25 41 GOODWILL 4 4 INTANGIBLES – Net 5 12 OTHER ASSETS 22 27 TOTAL ASSETS $ 3,567 $ 6,608 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 64 $ 110 Non-recourse asset-backed debt - current portion — 1,376 Interest payable 1 12 Lease liabilities - current portion 5 7 Total current liabilities 70 1,505 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 2,134 3,020 CONVERTIBLE SENIOR NOTES 376 959 LEASE LIABILITIES – Net of current portion 19 38 OTHER LIABILITIES 1 — Total liabilities 2,600 5,522 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 677,636,163 and 637,387,025 shares issued, respectively; 677,636,163 and 637,387,025 shares outstanding, respectively — — Additional paid-in capital 4,301 4,148 Accumulated deficit (3,333) (3,058) Accumulated other comprehensive loss (1) (4) Total shareholders’ equity 967 1,086 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,567 $ 6,608

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Year Ended December 31, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (275) $ (1,353) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by operating activities: Depreciation and amortization  65 83 Amortization of right of use asset 7 7 Stock-based compensation 126 171 Inventory valuation adjustment 65 737 Goodwill impairment — 60 Change in fair value of equity securities 1 35 Other 13 (1) Origination of mortgage loans held for sale — (118) Proceeds from sale and principal collections of mortgage loans held for sale 1 128 (Gain) loss on extinguishment of debt (216) 25 Changes in operating assets and liabilities: Escrow receivable 21 54 Real estate inventory 2,613 896 Other assets (19) 37 Accounts payable and other accrued liabilities (38) (25) Interest payable (10) 2 Lease liabilities (10) (8) Net cash provided by operating activities 2,344 730 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (37) (37) Purchase of marketable securities — (28) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 80 328 Purchase of non-marketable equity securities — (25) Proceeds from sale of non-marketable equity securities 1 3 Capital returns of non-marketable equity securities — 3 Acquisitions, net of cash acquired — (10) Net cash provided by investing activities 44 234 CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes (362) — Proceeds from exercise of stock options 3 4 Proceeds from issuance of common stock for ESPP 2 2 Proceeds from non-recourse asset-backed debt 238 10,108 Principal payments on non-recourse asset-backed debt (2,515) (11,822) Proceeds from other secured borrowings — 114

Principal payments on other secured borrowings — (121) Payment of loan origination fees and debt issuance costs (1) (26) Payment for early extinguishment of debt (4) (10) Net cash used in financing activities (2,639) (1,751) NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (251) (787) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,791 2,578 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 1,540 $ 1,791 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 203 $ 355 DISCLOSURES OF NONCASH ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 23 $ 16 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 999 $ 1,137 Restricted cash 541 654 Cash, cash equivalents, and restricted cash $ 1,540 $ 1,791

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit (Loss) and Contribution Profit (Loss) to our Gross Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue (GAAP)	**$ 870**	**$ 980**	**$ 1,976**	**$ 3,120**	**$ 2,857**
Gross profit (GAAP)	**$ 72**	**$ 96**	**$ 149**	**$ 170**	**$ 71**
Gross Margin	8.3 %	9.8 %	7.5 %	5.4 %	2.5 %
Adjustments:					
Inventory valuation adjustment – Current Period [1][2]	11	17	14	23	73
Inventory valuation adjustment – Prior Periods [1][3]	(17)	(29)	(156)	(295)	(236)
Adjusted Gross Profit (Loss)	**$ 66**	**$ 84**	**$ 7**	**$ (102)**	**$ (92)**
Adjusted Gross Margin	7.6 %	8.6 %	0.4 %	(3.3)%	(3.2)%
Adjustments:					
Direct selling costs [4]	(26)	(28)	(58)	(85)	(78)
Holding costs on sales – Current Period [5][6]	(3)	(4)	(6)	(13)	(10)
Holding costs on sales – Prior Periods [5][7]	(7)	(9)	(33)	(41)	(27)
Contribution Profit (Loss)	**$ 30**	**$ 43**	**$ (90)**	**$ (241)**	**$ (207)**
Homes sold in period	2,364	2,687	5,383	8,274	7,512
Contribution Profit (Loss) per Home Sold (in thousands)	**$ 13**	**$ 16**	**$ (17)**	**$ (29)**	**$ (28)**
Contribution Margin	3.4 %	4.4 %	(4.6)%	(7.7)%	(7.2)%

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net (Loss) Income

	Three Months Ended				
(in millions, except percentages)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue (GAAP)	**$ 870**	**$ 980**	**$ 1,976**	**$ 3,120**	**$ 2,857**
Net (loss) income (GAAP)	**$ (91)**	**$ (106)**	**$ 23**	**$ (101)**	**$ (399)**
Adjustments:					
Stock-based compensation	32	31	21	42	(7)
Equity securities fair value adjustment[1]	(3)	11	(6)	(1)	(1)
Intangibles amortization expense[2]	2	2	1	2	2
Inventory valuation adjustment – Current Period[3][4]	11	17	14	23	73
Inventory valuation adjustment — Prior Periods[3][5]	(17)	(29)	(156)	(295)	(236)
Restructuring[6]	4	—	10	—	17
(Gain) loss on extinguishment of debt	(34)	—	(104)	(78)	25
Goodwill impairment	—	—	—	—	60
Legal contingency accrual and related expenses	—	—	—	—	1
Other[7]	(1)	(1)	—	(1)	(2)
Adjusted Net Loss	**$ (97)**	**$ (75)**	**$ (197)**	**$ (409)**	**$ (467)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	15	9	9	12	12
Property financing[8]	32	38	44	60	93
Other interest expense[9]	5	9	9	14	20
Interest income[10]	(24)	(30)	(34)	(18)	(9)
Income tax expense	—	—	1	—	—
Adjusted EBITDA	**$ (69)**	**$ (49)**	**$ (168)**	**$ (341)**	**$ (351)**
Adjusted EBITDA Margin	(7.9)%	(5.0)%	(8.5)%	(10.9)%	(12.3)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuring costs consist primarily of severance and employee termination benefits and bonuses.

(7) Includes primarily sublease income, income from equity method investments, and gain on lease termination.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 Notes outstanding, and interest expense on other secured borrowings.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.